EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE

COREY M. HOROWITZ, CHAIRMAN AND CEO
NETWORK-1 SECURITY SOLUTIONS, INC.
212-829-5770


                NETWORK-1 AND POWERDSINE SETTLE PATENT LITIGATION


     NEW YORK, NOVEMBER 17, 2005-- Network-1 Security Solutions, Inc. (OTCBB:
NSSI.OB) today announced that it has entered into a Settlement Agreement with PowerDsine, Inc. (NASDAQ: PDSN) and PowerDsine Ltd. which dismisses, with prejudice, a civil action brought by PowerDsine in the United States District Court for the Southern District of New York that sought a declaratory judgment that U.S. Patent No. 6,218,930 (the "Remote Power Patent") owned by Network-1 was invalid and not infringed by PowerDsine and/or its customers.

     Under the terms of the Settlement Agreement, Network-1 has agreed that it will not initiate litigation against PowerDsine for its sale of Power over Ethernet (PoE) integrated circuits In addition, Network-1 has agreed that it will not seek damages for infringement from customers that incorporate PowerDsine integrated circuit products in PoE capable Ethernet switches manufactured on or before April 30, 2006. PowerDsine has agreed that it will not initiate, assist or cooperate in any action or litigation against Network-1 relating to the validity or infringement, if any, by PowerDsine or its customers of the Remote Power Patent. The Remote Power Patent was granted on April 11, 2001 and expires on March 11, 2020.

     Network-1 also agreed that it will not initiate litigation against PowerDsine or its customers for infringement of the Remote Power Patent arising from the manufacture and sale of PowerDsine Midspan products for three years following the dismissal date. Following such three year period, Network-1 may seek damages for infringement of the Remote Power Patent from PowerDsine or its customers with respect to the purchase and sale of Midspan products beginning 90 days following the dismissal date.

     No licenses to use the technologies covered by the Remote Power Patent were granted to PowerDsine or its customers under the terms of the settlement. Network-1 is currently offering licenses to the Remote Power Patent to all vendors of Power over Ethernet equipment. For the full terms of the settlement with PowerDsine, see the text of the Settlement Agreement which has been filed as an exhibit to Network-1's Current Report on Form 8-K which was filed today with the SEC.

     "This Settlement with PowerDsine, the technology market leader and major contributor to the development of the Power over Ethernet Standard, is welcomed by Network-1 in that it eliminates the distraction created by this litigation and advances

Network-1 intentions to license the Remote Power Patent to manufacturers and suppliers of finished PoE system products and not suppliers of semiconductor components used in such systems." commented Corey M. Horowitz, Chairman and Chief Executive Officer of Network-1.

     The Company's Remote Power Patent relates to, among other things, several key technologies underlying the IEEE 802.3af Power Over Ethernet (PoE) standard that was approved on June 13, 2003 by the Institute of Electrical and Electronic Engineers (IEEE) (the Standard). The Standard governs the delivery of Power over Ethernet cables in order to power network connected devices including, among others, VoIP phones, wireless LAN access points and IP network cameras.

     ABOUT NETWORK-1 SECURITY SOLUTIONS, INC.

Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. As part of its business strategy it is offering licenses to third parties who Network-1 believes could benefit from the technologies covered by its patents. In February 2004, the Company initiated its licensing efforts relating to its patent (U.S. Patent No. 6,218,930) covering the remote delivery of power over Ethernet cables.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S BUSINESS PLANS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES AS DISCLOSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 INCLUDING, AMONG OTHERS, THE ABILITY OF NETWORK-1 TO OBTAIN LICENSE AGREEMENTS FROM THIRD PARTIES FOR ITS PATENT PORTFOLIO, UNCERTAINTY OF PATENT LITIGATION, THE COMPANY'S ABILITY TO ACHIEVE REVENUES AND PROFITS FROM ITS PATENT PORTFOLIO, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, FUTURE ECONOMIC CONDITIONS AND TECHNOLOGY CHANGES AND LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS. EXCEPT AS OTHERWISE REQUIRED TO BE DISCLOSED IN PERIODIC REPORTS, THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.